Exhibit 99.1

OUTERWALL TO EXPLORE STRATEGIC AND FINANCIAL ALTERNATIVES TO

MAXIMIZE SHAREHOLDER VALUE

Increases Quarterly Dividend by 100 Percent to $0.60 Per Share

Reaffirms Commitment to Managing Businesses for Profitability and Cash Flow

BELLEVUE, Wash., Mar. 14, 2016 – Outerwall Inc. (Nasdaq: OUTR) today announced that its Board of Directors has initiated a process to explore strategic and financial alternatives to maximize shareholder value. Outerwall has retained Morgan Stanley & Co. LLC as its financial advisor, and Perkins Coie LLP as its legal advisor to assist in this process.

In addition, the Company today reaffirmed the Board and management team’s commitment to managing Outerwall’s businesses for profitability and cash flow and focusing on expense management, operational efficiencies and network optimization, with the continued goal of returning significant free cash flow to investors with a preference for dividends and opportunistic debt retirement.

Consistent with the Company’s focus on returning excess cash to investors and its expectations for cash flow generation in the coming years, the Board also announced today that it has declared an increase in the quarterly dividend payable to its shareholders to $0.60 per share, from $0.30 per share, representing an increase of 100 percent. This dividend is expected to be paid on June 21, 2016 to shareholders of record at the close of business on June 7, 2016.

“The increase of our quarterly dividend to this sustainable level, and the decision to explore strategic and financial alternatives both clearly demonstrate that the Outerwall Board of Directors and management team are committed to acting in the best interests of the Company and all shareholders,” said Erik E. Prusch, Outerwall’s Chief Executive Officer. “The Board and management team will evaluate all options thoughtfully and carefully with the support of our advisors. Throughout the review process, Outerwall will remain focused on executing on our operational plans, managing our businesses for profitability and cash flow, and continuing to align costs with revenue to create operational efficiencies, while returning significant capital to our investors.”

The Company noted that there can be no assurance that the Board’s exploration of strategic and financial alternatives will result in any particular action or any transaction being pursued, entered into or consummated, or the timing of any action or transaction. The Company does not intend to discuss or disclose developments with respect to this process unless and until the Board has approved a definitive course of action or the process is otherwise concluded.

ABOUT OUTERWALL

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, among others, statements regarding Company actions relating to exploration of strategic and financial alternatives and related transactions or actions, management of the business, repurchase of equity and debt, and payment of dividends. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or investors or other third parties, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, results and timing of the Company’s exploration of strategic and financial alternatives, including related transactions or other actions, actions by the Company’s Board and management and its investors, continuation of or changes in strategic and financial objectives, the Company’s ability to make equity and debt repurchases and declare and pay dividends under then applicable circumstances, and the ability to attract new or maintain retailer and provider relationships, penetrate or maintain markets and distribution channels, and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Investor Contact:

Rosemary Moothart

Director, Investor Relations

425-943-8140

rosemary.moothart@outerwall.com,

Media Contacts:

Susan Johnston

Vice President, Corporate Communications & Public Affairs

425-943-8993

Susan.Johnston@outerwall.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / James Golden / Matthew Gross

212-355-4449